AMERIPRIME FUNDS AMENDMENT NO. 20

                       AGREEMENT AND DECLARATION OF TRUST

         1........Pursuant  to  Sections  4.1  and  7.3  of  the  Agreement  and
Declaration of Trust of AmeriPrime Funds, and effective upon the execution of this document, the undersigned, being a majority of the trustees of AmeriPrime Funds, hereby:

         (a) establish a new series of shares of the Trust and designate such series as the "Ariston Internet Convertible Fund" with two classes of shares, designated the "Premier Class" and the "Elite Class,"

         (b) abolish the series designated as the MAI Enhanced Equity Benchmark Fund, MAI Enhanced Growth & Income Fund, MAI Enhanced Aggressive Growth Fund, MAI Enhanced Income Fund, MAI Enhanced Capital Appreciation Fund, MAI Enhanced Global Fund and the Worthington Theme Fund.

         (c) change the designation of the series of shares designated as the "Marathon Value Fund" to the "Marathon Value Portfolio."

         (d) the relative rights and preferences of each designated series shall be those rights and preferences set forth in Section 4.2 of the Agreement and Declaration of Trust of AmeriPrime Funds.

         2........This  document  shall have the status of an  Amendment to said
Agreement and Declaration of Trust, and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                              /S/
                                                     ---------------------
                                                        Steve L. Cobb


                                                              /S/
                                                     ---------------------
                                                      Gary E. Hippenstiel


                                                              /S/
                                                     ---------------------
                                                    Kenneth D. Trumpfheller




Dated: February 29, 2000